UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     April 25, 2007

WATAIRE INTERNATIONAL, INC.

 (Exact name of registrant as specified in its charter)

Washington

000-49955

91-2060082

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

21550 Oxnard Street. Suite 300, Woodland Hills, CA 91367

(Address of principal executive offices)

Registrant's telephone number, including area code: (877) 602-8985

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 25, 2007, Wataire International, Inc. (the “Company”) entered into a Technology Transfer Agreement (the “Agreement”) with Wataire Industries, Inc., a Nevada corporation (“Wataire Industries”), Terrence Nylander, as resident of Canada (“Nylander”), Roland V. Wahlgren, a resident of Canada (“Wahlgren”), and Canadian Dew Technologies Inc., a British Columbia corporation (“CanDew”), pursuant to which the Company agreed to acquire all of the intellectual property (the “IP”) relating to a water treatment process and devices for water-from-air machines from Wataire Industries , CanDew (Wataire Industries and CanDew are hereinafter jointly referred to as the “Vendors”), Nylander, and Walhgren (Nylander and Wahlgren are hereinafter jointly referred to as the “Inventors”).  Mr. Nylander was elected as a member of the Board of Directors of the Company on April 18, 2007 and elected President of the Company on April 23, 2007.  Mr. Nylander abstained from voting on the approval of the Agreement.

The consideration for the transfer of the IP by Wataire Industries was the payment by the Company to Wataire Industries of CAD $500,000 and issuance of 2,400,000 restricted shares of common stock of the Company, and the agreement by the Company to pay Wataire Industries (i) a royalty equal to 5% of the gross profits from the sales of all apparatus or products relating to the IP for a period of 30 years from April 25, 2007, and (ii) a royalty equal to 5% of gross licensing revenues on the IP.

The consideration for any and all rights in the IP held by the Inventors was the issuance of 2,400,000 restricted shares of common stock of the Company to CanDew (“Inventors Shares”).  The Shares were issued to the Inventors pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the “Act”) afforded by Regulation S promulgated under the Act.

The IP acquired by the Company from the Vendors and the Inventors includes all copyrights, patent rights, trade secret rights, trade names, trademark rights, process information, technical information, contract rights and obligations, designs, drawings, inventions and all other intellectual and industrial property rights of any sort related to or associated with the Invention, including, but not limited to, the following patent:

Water Treatment Processes And

Devices for Water-From-Air Machines

11/514,719

Filed:

August 31, 2006

A copy of the Technology Transfer Agreement is attached to this Report as Exhibit 10.1

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

In accordance with the terms of the Technology Transfer Agreement referred to in Item 1.01 above, the Company agreed to issue 2,400,000 shares of its common stock to Wataire Industries  and to issue 2,400,000 shares of its common stock to CanDew pursuant to the exemption from the registration requirements of the Securities Act of 1933 (the “Act”) afforded by Regulation S promulgated under the Act.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

10.1

Technology Transfer Agreement dated April 25, 2007 with Wataire Industries, Inc., Canadian Dew Technologies Inc., Terrence Nylander, and Roland V. Wahlgren

99.1

Press Release April 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATAIRE INTERNATIONAL, INC.

Date: April 30, 2007

By: /s/ Robert Rosner

Robert Rosner, Chief Executive Officer